OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 15th day of November, 2009.

BETWEEN:

ARGUS METALS CORP., a company duly incorporated under the laws of the Province of British Columbia, with an address at 350-580 Hornby Street, Vancouver, British Columbia, V6C 3B6;

 (the "Optionor")

                                                                                      OF THE FIRST PART

AND

BUCKINGHAM EXPLORATION INC., a corporation incorporated under the laws of the State of Nevada, with an executive office at 1978 Vine Street, Suite 502, Vancouver, British Columbia V6K 4S1

                  (the "Optionee")

                                                                                     OF THE SECOND PART

W H E R E A S:

A. The  Optionor is the legal and beneficial owner of an undivided interest in the mineral claims (the “Property”, as defined herein) more  particularly  described in Schedule "A" attached to and made a part of this Agreement;

B. The Optionor wishes to grant and the Optionee wishes to acquire a One Hundred percent (100%) undivided interest in and to the Property (subject to a retained royalty interest by the Optionor) on the terms and subject to the conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual promises, covenants, conditions, representations and warranties herein set out, the parties hereto agree as follows:

1. INTERPRETATION

1.1 For the purposes of this Agreement, including the recitals and any schedules here to, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

(a)
"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person.  The term “control” means the ability to direct the management and policies of such Person, whether through ownership of equity, by contract or otherwise.

(b)
"After  Acquired  Properties"  mean any and all mineral  interests  staked, located,  granted  or  acquired  by or on behalf of any  party  during  the currency of this Agreement which are located,  in whole or in part,  within 1,500 metres of the perimeter of the Property;

(c)	"Agreement" means this Agreement, as amended from time to time;

(d)
"Commercial Production" means the operation of the Property or any portion thereof  as a  producing  mine  and  the  production  of  mineral  product therefrom (excluding bulk sampling, pilot plant or test operations);

(e)
"Expenditures"  means all expenses,  obligations,  costs and liabilities of whatever  kind or nature spent or incurred  directly or  indirectly  by the  operator up to the implementation of the production  program, in connection with the exploration and  development of the Property,  including,  without limiting the  generality of the foregoing,  moneys  expended in maintaining the Property in good  standing and in applying for and securing one or more mining  leases in respect of the  Property,  moneys  expended  in doing and filing  assessment  work,  expenses paid for or incurred in connection with any program of surface or underground prospecting,  exploring, geophysical, geochemical  and  geological  surveying,  diamond  drilling and  trenching, drifting,  raising and other underground  work,  assaying and metallurgical testing  and  engineering,  environmental  studies,  data  preparation  and analysis, data processing services, submissions to government agencies with respect  to  production  permits,  in  acquiring   facilities,   in  making contributions  to a contingency fund required by the operator in paying the fees, wages, salaries, traveling expenses, and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the  benefit of the  Property,  in paying for the food,  lodging  and other reasonable  needs  of  such  persons.

Expenditures  shall be deemed to be  incurred  upon the  earlier of (a) the date of  payment  of same;  or (b) the date upon  which  such  Expenditures become due and payable pursuant to the applicable contractual obligation;

(f)
"Mining Work” means  every  kind of work  done  on or in  respect  of the Property  or the  products  therefrom  by or under the  direction  of or on behalf  of or  for  the  benefit  of a  party  and,  without  limiting  the generality  of  the  foregoing,   includes  assessment  work,  geophysical, geochemical and geological surveying,  studies and mapping,  investigating, trenching, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising,  crosscutting and drifting, searching for, digging, trucking,  sampling,  working  and  procuring  minerals,  ores,  metals and concentrates,  surveying and bringing any mineral claims or other interests to lease or patent,  reporting and all other work usually  considered to be prospecting, exploration, development and mining work;

(g)
“Net Smelter Returns Royalty” or “NSR” means a net smelter returns royalty payable by the Optionee to the Optionor equal to Two percent (2%) of the proceeds from production,  as  described in Schedule “B” for all minerals derived from the Property, however, if the Optionor is entitled to any form of NSR from another source,  the NSR hereunder will be reduced  accordingly so that the Optionor’s  aggregate net smelter returns royalty is no greater than Two percent (2%), the whole reducible to One percent (1%) in accordance with Section 3.5 of this Agreement;

(h)	"Option” means the option granted by the Optionor to the Optionee under Section 3.1 of this Agreement;

(i)
“Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural person in his or her capacity as trustee, executor, administrator or other legal representative.

(j)
"Property" means the mineral property interests more particularly described in Schedule "A" hereto, together with all licenses, surface rights, mineral rights,  personal  property  and permits  associated  therewith,  and shall include any renewal  thereof and any other form of successor or  substitute title thereto, and any After-Acquired Properties; and

(k)	"Shares" shall have the meaning set out in paragraph 3.1(b).

1.2 In this Agreement, all dollar amounts are expressed in Canadian Dollars, unless specifically provided to the contrary.

1.3 The titles to the respective Articles, Sections and paragraphs hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

1.4 Words used herein importing the singular  number shall include the plural,  and  vice-versa,  and words  importing the  masculine  gender shall include the feminine and neuter  genders,  and  vice-versa,  and words importing persons shall include firms, partnerships and corporations.

2. REPRESENTATIONS AND WARRANTIES

2.1 Each party represents and warrants to the others that:

(a)
it is a company duly incorporated,  validly subsisting and in good  standing  with respect to filing of annual  reports under the laws of the  jurisdiction  of its  incorporation  and is or will be qualified to do business and to hold an interest in the Property in the Province British Columbia;

(b)
it has full power and  authority to carry on its business and to enter into this  Agreement  and  any  agreement  or  instrument   referred  to  in  or contemplated  by this  Agreement  and to carry out and  perform  all of its obligations and duties hereunder; and

(c)
it has duly obtained all  authorizations  for the  execution,  delivery and performance of this Agreement, and such execution, delivery and performance and the  consummation  of the  transactions  herein  contemplated  will not conflict with, or accelerate the  performance  required by or result in any breach of any covenants or agreements  contained in or constitute a default under, or result in the creation of any  encumbrance,  lien or charge under the provisions of its constating or initiating  documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is  bound  or to which it may be  subject  and will not  contravene  any applicable laws.

2.2 The Optionor represents and warrants to the Optionee that:

(a)	it is the sole legal and beneficial owner of a one hundred percent (100%) undivided interest in the Property;

(c)	the Property is assignable by the Optionor to the Optionee free and clear of all liens, charges and encumbrances and is not subject to any right, claim or interest of any other person;

(d)	the Property is in good standing with respect to the filing of annual assessment work (if any), fees and taxes;

(e)
it has complied  with all laws in effect in the  jurisdiction  in which the Property is located with  respect to the  Property,  and such  Property has been duly and properly  recorded and located in accordance  with such laws, and that the  Optionee  may enter in,  under or upon the  Property  for all purposes  of this  Agreement  without  making any  payment  to, and without accounting to or obtaining the  permission  of, any other person other than any payment required to be made under this Agreement;

(f)
there is no adverse  claim or challenge  against or to the  ownership of or title to the  Property,  or any  portion  thereof  nor is there  any  basis therefor and there are no  outstanding  agreements or options to acquire or purchase  the  Property or any portion  thereof or interest  therein and no person has any royalty or interest whatsoever in production or profits from the Property or any portion thereof;

(g)
to the best of its  knowledge,  conditions  on and relating to the Property and  operations  conducted  thereon are in compliance  with all  applicable laws,  regulations or orders relating to environmental  matters  including, without limitation, waste disposal and storage;

(h)
there are no  outstanding  orders or directions  relating to  environmental matters requiring any work, repairs,  construction or capital  expenditures with  respect to the  Property  and the conduct of the  operations  related thereto, nor has it received any notice of the same, and it is not aware of any basis on which any such orders or direction could be made; and

(i)
it is not aware of any  material  fact or  circumstance  which has not been disclosed to the Optionor which should be disclosed in order to prevent the representations  and  warranties  in this section from being  misleading or which  may be  material  in the  Optionor’s  decision  to enter  into  this Agreement and acquire an interest in the Property.

2.3 The  representations  and warranties  hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both  conditions and warranties and shall,  regardless of any investigation  which  may have  been made by or on behalf of any party as to the accuracy  of such  representations  and  warranties,  survive the closing of the transaction  contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage,  costs,  actions and suits arising out of or in connection with any breach of any  representation or warranty contained in this  Agreement,  and each party shall be entitled,  in addition to any other remedy to which it may be  entitled,  to set off any such loss,  damage or costs suffered by it as a result of any such breach against any payment required to be made by it to any other party hereunder.

3. OPTION

3.1 The Optionor hereby irrevocably  grants  to the  Optionee  the sole and  exclusive  right and option to acquire a One  Hundred  percent  (100%) undivided interest in and to the Property (the grant of the Option includes the Optionor’s direct and indirect interests in the Licences to explore for minerals on the  Property), free and clear of all liens, charges, encumbrances, claims, royalties, rights or interest of any other person save and except for the NSR retained by the Optionor, such Option to be exercisable by the Optionee:

(a)	paying to the Optionor by cheque or wire transfer the sum of Five Thousand Dollars ($5,000) on the date of execution of this Agreement; and

(b)
issuing to the Optionor a total of Six Hundred  Thousand  (600,000)  common shares in the  capital stock  of the  Optionee  (the  “Shares”),  subject to such resale  restrictions  and  legends  as may  be  imposed  by applicable securities laws, as follows:

(i)	100,000 Shares within 15 business days following the date of executive of this Agreement; and

(ii)	an additional 500,000 Shares on or before two years from the date of execution of this Agreement (the “Second Anniversary Date”); and

(c)	by incurring not less than Six Hundred Thousand Dollars ($600,000) in Expenditures on the Property prior to the Second Anniversary Date.

3.2 In the event  any  option  payment,  share  issuance,  or the minimum work  requirements for any time period are not met pursuant to paragraph 3.1, the Option will terminate, subject to the notice provisions of section 19.1 below, and subject to the following provisions:

(a)
If the Expenditures incurred pursuant to paragraphs 3.1(c) are less than the  stipulated  aggregate  minimum for the time  period  specified  therein,  then  the  Optionee  may,  at  its  sole discretion,  continue  to exercise  the Option by paying the amount of the  deficiency to the Optionor  within thirty (30) days following the Second Anniversary Date.

3.4 The Optionee acknowledges that the Optionor will retain, and on commencement of Commercial Production the Property will be subject to, the Net Smelter Returns Royalty.  In addition to the consideration payable pursuant to section 3.1, the Optionee agrees to pay the Net Smelter Returns Royalty to the Optionor.

3.5 The Optionee or its assign(s) may acquire one-half of the Net Smelter Returns Royalty (1.0% NSR) at any time by delivering written notice to Optionor accompanied by payment of One Million Dollars ($1,000,000.00), upon receipt of which the subsequently accrued Net Smelter Returns Royalty payable to Optionor shall be reduced to 1%.

4. TRANSFER OF PROPERTY

4.1 Upon  execution of this Agreement, the Optionor will forthwith deliver to the Optionee’s nominee to hold in trust for the parties in accordance with the terms of this Agreement:

(a)
A registerable transfer or transfers of the Licences and exploitation concessions  comprising the Property, or such other instrument as may be required pursuant to the laws of the Province of British Columbia to effect such transfer, transferring  to the Optionee a one hundred percent (100%) interest therein (subject to the NSR), which the Optionee will be entitled to register against the title to those Licences, concessions and Property upon payment of the option price in full; and

(b)
The transfer and assignment of any option,  right of refusal or other claim to the  Property  held by the Optionor or through the Optionor by any third party,  all of which are disclosed in Schedule “C” hereto,  to the Optionee or its nominee on the same terms and in good standing,  and the Optionee or its nominee will assume all rights and  obligations  of the Optionor  under any  such  option,  right of  refusal  or other  claim to the  Licences  or Property, from and after the date of execution of this Agreement.

5. ARBITRATION AND LITIGATION

5.1 Any dispute between the parties concerning any matter or thing arising from this Agreement may be referred by mutual written agreement of the parties to a mutually agreeable professional (the “Arbitrator”).  In the event that the parties cannot mutually agree on the appointment  of an Arbitrator  within  fifteen (15) days of written  notice of a disagreement  or dispute under this  Agreement,  the single  Arbitrator  will be appointed by the British Columbia  International  Commercial  Arbitration Centre (“BCICAC”) of Vancouver,  British  Columbia,  as the appointing  authority.  The appointment of any additional Arbitrators will be with the mutual consent and agreement of the parties and in the absence of such a sole Arbitrator will hear the Arbitration.

5.2 For  any  disagreement  or  dispute  referred  to arbitration, resolution will be determined by arbitration  pursuant to the Rules of Procedure established  by the  BCICAC,  and it will be  conducted  in  Vancouver,  British Columbia or as otherwise may be agreed as convenient  for the parties.  The cost of such arbitration shall initially be born equally by the Optionee and the Optionor.  Any arbitration will determine, with finality, any disagreement or dispute and the Arbitrator’s decision will be binding and final on the parties from which there will be no appeal.  In the event that one party alleges a default or breach which the other denies, or a failure to satisfactorily cure a default, then the Arbitrator may make an order to relieve against forfeiture or set out the required terms to cure the default.  An Arbitrator  will also decide matters  including  the cost of the  arbitration,  and the  Arbitrator is hereby authorized and  instructed to award up to One Hundred  percent (100%) costs on a solicitor own client or special costs basis,  as  warranted,  to the  successful party in  connection  with any  arbitration.  In the event a party fails or is otherwise unable to pay its share of any costs under this provision, the other party is hereby authorized but not obligated to make that payment and deduct the same from any money claimed owed by the unsuccessful party to the arbitration.

5.3 Notwithstanding the parties may arbitrate any dispute,  matter or issue  pertaining to this  Agreement,  nothing herein requires the parties to limit their alternative dispute resolution efforts to only Arbitration. However, the parties agree that any Arbitration proceeding will be commenced in British Columbia as provided in this Section 5.

5.4 Nothing herein precludes, prevents or limits any dispute, matter or issue pertaining to this Agreement from being litigated before a court of competent jurisdiction to hear such matters in the jurisdiction of the Province of British Columbia which is also the law of the contract between the parties, unless the parties mutually agree in writing to attorn to a different jurisdiction for the commencement of legal proceedings.

6. RIGHT OF ENTRY

6.1 Except as otherwise  provided  in this  Agreement,  until  the Option  is  exercised  or  terminated  in  accordance  with  the  terms  of this Agreement,  the  Optionee,  its  servants  and  agents  shall  have the sole and exclusive right to:

(a)	enter in, under or upon the Property and conduct Mining Work;

(b)	exclusive and quiet possession of the Property;

(c)	bring upon the Property and to erect thereon such mining facilities as it may consider advisable; and

(d)	remove from the Property ore or mineral products for the purpose of bulk sampling, pilot plant or test operations.

6.2 The Optionee grants to the Optionor or its duly authorized representatives in writing, access to the Properties provided that such access is not disruptive to the exploration or mining activities of the Optionee.

7. POWERS, DUTIES AND OBLIGATIONS OF OPTIONEE

7.1 The Optionee shall have full right, power and  authority to do everything  necessary or desirable  to carry out an  exploration  program on the Property and to  determine  the manner of  exploration  and  development  of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

(a)
regulate  access  to the  Property,  subject  only to the right of the Optionor and its representatives to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

(b)
employ and engage such employees,  agents and independent  contractors as it may consider  necessary or advisable to carry out its duties and obligations  hereunder  and in this  connection to delegate any of its powers and rights to perform its duties and obligations  hereunder but the Optionee shall not enter into contractual  relationships except on terms which are commercially competitive;

(c)
to keep the Property in good standing and free and clear of liens, charges and encumbrances of every nature arising from operations hereunder (except liens for taxes not yet due, and other claims and liens contested in good faith by the Optionee) and to proceed with all diligence to contest or discharge any lien that is filed;

(d)
execute all documents,  deeds and instruments,  do or cause to be done all such  acts and  things  and  give  all such  assurances  as may be necessary to maintain good and valid title to the  Property,  and each party hereby irrevocably  constitutes the Optionee its true and lawful attorney  to give  effect to the  foregoing  and the  Optionee  hereby agrees to indemnify  and save the Optionor  harmless  from any and all costs,  loss or damage  sustained or incurred without gross negligence or bad faith by the Optionor directly or indirectly as a result of the Optionee’s  exercise of its powers pursuant to this paragraph  7.1 (d) and

(e)	conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Optionee.

7.2 Until the Option is terminated or exercised in accordance with this Agreement, the Optionee shall have the duties and obligations to:

(a)
keep the Property free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by the Optionee) and in good standing by the doing and filing, or payment in lieu thereof, of all necessary assessment work and payment of all taxes required to be paid and by the  doing of all  other  acts and things and the making all other payments required to be made which may be necessary in that regard;

(b)
permit the Optionor and its representatives duly authorized by it in writing, at their own risk and expense,  access to the Property at all reasonable  times  and to all  records  prepared  by the  Optionee  in connection with Mining Work;

(c)
conduct all work on or with  respect to the  Property in a careful and minerlike  manner and in accordance  with the  applicable  laws of the jurisdiction  in which the Property is located and  indemnify and save the Optionor  harmless from any and all claims,  suits or actions made or  brought  against  the  Optionor  as a result  of work  done by the Optionee on or with respect to the Property; and

(d)	maintain true and correct books, accounts and records of operations hereunder.

8. VESTING OF INTEREST

8.1 Forthwith upon the Optionee exercising the Option by performing the requirements of Section 3.1, all of the Optionor’s interest in and to the Property (save and except for the retained NSR) shall vest, and shall be deemed for all purposes hereof to have vested, in the Optionee.

8.2 Upon completion of the option payments and share issuances and incurring the Expenditures outlined in Section 3.1, the Optionee shall be entitled forthwith to record such transfer documents outlined in Section 4.1 in the appropriate land title office in the jurisdiction in which the Property is located, but shall hold such interest in the Property at all times pursuant to the terms of this Agreement.

8.3 Pending filing of transfer documents pursuant to section 4.1, the  parties acknowledge  the  right  and  privilege  of  the Optionor and Optionee to file,  register and/or to otherwise deposit a memorandum of this Agreement,  caveat,  or lis pendens at any time in the appropriate  land title office for the jurisdiction in which the Property is located to give third parties notice of this Agreement,  and hereby agree,  each with the other, to do or cause to be done all acts or  things  reasonably  necessary  to  effect  such registration to the extent permitted by law.

9. TERMINATION OF OPTION

9.1 In the event of default in the performance of the requirements of Section 3.1, then subject to the provisions of Section 9.3 of this Agreement, the Option and this Agreement shall terminate.

9.2 The Optionee shall have the right to terminate this Agreement, or abandon all right,  title and  interest in any  portion of the  Property,  by giving thirty (30) days’ written  notice of such  termination  or abandonment to the Optionor, and upon the effective date of such termination of this Agreement, or  abandonment of any portion of the Property,  this  Agreement  shall be of no further force and effect to the extent of such termination or abandoned  portion of  the  Property, the whole subject to Section 9.3 below.

9.3 Notwithstanding any other provisions of this Agreement, in the event of termination of this Agreement, or the abandonment of any portion of the Property, the Optionee shall:

(a)
transfer or  re-transfer  the  Licences  and/or the  Property,  or the portion thereof abandoned,  to the Optionor,  provided always that the Property  shall,  at the date of such  transfer  or  re-transfer,  all annual assessment  fees/property  taxes on the Property will have been paid up to and including the effective date of termination or the date abandonment occurs;

(b)
deliver to the Optionor any and all reports,  samples, drill cores and engineering data of any kind whatsoever  pertaining to the Property or related to Mining Work which has not been previously  delivered to the Optionor;

(c)	perform or secure the performance of all reclamation and environmental rehabilitation as may be required by all applicable legislation; and

(d)
upon notice from the Optionor,  remove all  materials,  supplies  and equipment from the Property, or from the portion thereof so abandoned, provided however, that the Optionor may dispose of any such materials, supplies or equipment not removed from the Property within one hundred and eighty (180) days of receipt of such notice by the Optionee.

10. CONFIDENTIALITY

10.1 All  information  and  data  concerning or derived from Mining Work  shall be  confidential  and,  except to the extent  required  by law or by regulation of any  securities  commission,  stock  exchange or other  regulatory body,  shall not be disclosed  to any person  other than a party’s  professional advisors or an Affiliate without the prior written consent of the other party or parties, which consent shall not unreasonably be withheld.

10.2 The  text  of any news  releases  or other  public  statements which a party  desires  to make  with  respect  to the  Property  shall  be made available to the other party or parties prior to publication and the other party or parties shall have the right to make  suggestions  for changes therein within twenty-four (24) hours of delivery.

11. RESTRICTIONS ON ALIENATION

11.1 No party (the “Selling Party”) shall  sell,  transfer, convey, assign,  mortgage  or grant an option in respect of or grant a right to purchase or in any manner  transfer  or alienate  all or any  portion of its  interest or rights under this Agreement without the prior consent in writing, within 30 days of receipt of notice  thereof,  of the other  parties,  such  consent  not to be unreasonably  withheld,  and the failure to notify the Selling  Party within the said thirty (30) days that such  consent  has been  withheld  shall be deemed to constitute the consent of the other parties.

11.2 Before the completion of any sale or other disposition by any party of its interests or rights or any portion thereof under this Agreement, the Selling Party shall require the proposed acquirer to enter into an agreement with the party or parties not selling or otherwise disposing on the same terms and conditions as set out in this Agreement.

11.3 The  provisions  of  Sections  11.1 and 11.2 shall not prevent a party from entering into an  amalgamation  or corporate  reorganization  which will have the effect in law of the amalgamated or surviving  company  possessing all the  property,  rights  and  interests  and being  subject to all the debts, liabilities and  obligations of each  amalgamating  or predecessor  company,  or prevent a party  from  assigning  its  interest  to an  Affiliate  of such party provided  that the  Affiliate  first  complies  with  Section 11.2 and agrees in writing with the other parties to  re-transfer  such interest to the  originally assigning party immediately before ceasing to be an Affiliate of such party.

12. AFTER ACQUIRED PROPERTIES

12.1 The  parties  covenant  and agree,  each with the others,  any and all After Acquired  Properties  shall be subject to the terms and conditions of this Agreement and shall be added to and deemed,  for all purposes hereof, to be  included in the  Property.  Any costs incurred by the Optionee in staking, locating, recording or otherwise acquiring any After Acquired Properties shall be included in the calculation of its Expenditures hereunder.

13. PERSONAL INFORMATION

13.1 This  Agreement  requires  each party  to  provide  certain personal,  corporate  or otherwise  confidential  information  (the  “Personal   Information”)   concerning  the  other party  to  securities  regulatory authorities.  Such information is being collected by the regulatory  authorities for the  purposes  of  completing  this  transaction,  which  includes,  without limitation, the issuance of the common shares in the capital stock of the Optionee and completing filings required by any stock exchange or other  securities  regulatory  authority.  Each party’s personal information may be disclosed by the other to: (a) stock exchanges or securities regulatory authorities, (b) a relevant registrar or transfer agent, and (c) any of the other parties involved in this transaction to whom a party has a duty of disclosure.  By executing this  Agreement,  the parties  are  deemed  to be  consenting  to the  foregoing  collection,  use and disclosure of their respective Personal Information. The parties also consents to the filing of copies or originals of any of their respective documents described in this Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

14. FURTHER ASSURANCES

14.1 Each of the parties  covenants and  agrees,  from time to time and at all times,  to do all such  further acts and execute and deliver all such further deeds,  documents and assurances as may be reasonably  required in order to fully perform and carry out the terms and intent of this Agreement.

15. NOTICE

15.1 The  parties  agree  that  where  any  notice  is required  or permitted to be given or delivered it may be  effectively  given or delivered if it is delivered personally,  by electronic mail (“email”) or by mailing the same by prepaid registered or certified mail or by facsimile (“Fax”) at the postal or email addresses or facsimile numbers set out above or to such other addresses or facsimile  numbers as the party  entitled to or receiving such notice may notify the other  parties as provided for herein.  Delivery will be deemed to have been received:

(a)	the same day if given by personal service or if transmitted electronically by email or Fax; or

(b)
ten (10) business days following the day of posting if sent by regular post, except in the event of disruption of the postal service in which event  notice  will  be  deemed  to be  received  only  when  actually received.

15.2 Any  party  may at any time  give  notice  in  writing  to the others of any change of address,  and from and after the giving of such  notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

16. TIME OF THE ESSENCE

16.1 Time shall be of the essence in the performance of this Agreement.

17. ENUREMENT

17.1 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

18. FORCE MAJEURE

18.1 No party will be liable for its failure to perform  any of its obligations  under this Agreement due to a cause beyond its  reasonable  control (except  those caused by its own lack of funds)  including,  but not limited to, acts  of  God,  fire,  storm,  flood,  explosion,  strikes,  lockouts  or  other industrial  disturbances;  acts of  public  enemy,  war,  riots,  civil  strife, insurrection,  rebellion or  disobedience on behalf of any third party or group; other  actions by citizen  groups,  including  but not limited to  environmental organizations  or native  rights  groups;  inability  to  obtain  on  reasonably acceptable terms any public or private license,  permit or other  authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective  violation of environmental  protection laws; other laws, rules and regulations or orders of any duly constituted  governmental authority, or  non-availability  of  materials  or  transportation  (each  an  “Intervening Event”).

18.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

18.3 A party relying on the  provisions  of  Section  18.1  hereof, insofar as possible,  shall  promptly give written  notice to the other party of the particulars of the Intervening Event, shall give written notice to all other parties  as soon as the  Intervening  Event  ceases  to  exist,  shall  take all reasonable  steps to  eliminate  any  Intervening  Event  and will  perform  its obligations under this Agreement as far as practicable,  but nothing herein will require  such party to settle or adjust any labour  dispute or to question or to test the validity of any law, rule,  regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

19. DEFAULT

19.1 If  a  party  (the “Defaulting  Party”) is in  default of  any requirement   herein  set  forth,  the  party  affected  by  such  default  (the “Non-Defaulting  Party”) shall give written  notice to all other parties  within thirty (30) days of becoming aware of such default,  specifying the default, and the Defaulting  Party shall not lose any rights under this Agreement,  nor shall the Agreement or the Option terminate,  nor shall the Non-Defaulting  Party have any rights, remedies or cause of action pursuant to this Agreement, or otherwise hereunder as a result of such  default,  unless within thirty (30) days after the giving of notice of default by the  Non-Defaulting  Party,  the Defaulting Party has  failed  to cure the  default  by the  appropriate  performance,  and if the
Defaulting Party fails within such period to cure such default, the Non-Defaulting  Party shall only then be entitled to seek any remedy it may have on account of such default.

20. SEVERABILITY

20.1 If any one or more of the  provisions contained  herein should be invalid,  illegal or  unenforceable in any respect in any  jurisdiction,  the validity, legality and enforceability of such provisions shall not in any way be affected  or  impaired  thereby  in any  other  jurisdiction  and the  validity, legality and enforceability of the remaining  provisions  contained herein shall not in any way be affected or impaired thereby.

21. AMENDMENT

21.1 This  Agreement  may  not  be  changed  orally  but only by an agreement in writing,  signed by the party  against which  enforcement,  waiver, change, modification or discharge is sought.

22. ENTIRE AGREEMENT

22.1 This Agreement constitutes and contains the entire agreement and  understanding  between  the parties and  supersedes  all prior  agreements, memoranda,  correspondence,  communications,  negotiations and  representations, whether oral or written, express or implied,  statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

23. OPTION ONLY

23.1 This  Agreement  provides  for  an option only,  and except as specifically provided otherwise,  nothing herein contained shall be construed as obligating  the Optionee to do any acts or make any payments  hereunder  and any act or acts or  payment  or  payments  as shall be made  hereunder  shall not be construed as  obligating  the Optionee to do any further act or make any further payment.

24. GOVERNING LAW

24.1 This Agreement will be governed and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  The parties hereby attorn to the jurisdiction of the federal and provincial courts located in the City of Vancouver, British Columbia, for all disputes arising from this Agreement.

25. COUNTERPARTS

25.1 This  Agreement  may be executed in two or more  counterparts, each of  which  will be  deemed  an  original  and all of  which  together  will constitute  one  complete   Agreement  duly  executed  by  the  parties.   Where counterparts are delivered in original or faxed form or by scanned e-mail, the parties adopt any signature received by a receiving fax machine or e-mail as the original signatures of the parties.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.

SIGNED, SEALED AND DELIVERED
On behalf of BUCKINGHAM EXPLORATION INC.
by C. Robin Relph, in the presence of:

/s/ Alan Savage
Witness Signature

Alan Savage
Witness Name

4190 Rose Cresc., West Vancouver
Witness Address

Businessman
Witness Occupation

December 17, 2009
Date

/s/ C. Robin Relph C. ROBIN RELPH, PRESIDENT AND CEO BUCKINGHAM EXPLORATION INC.

SIGNED, SEALED AND DELIVERED on
behalf of ARGUS METALS CORP.  by
MICHAEL COLLINS, in the presence of:

/s/ Paul D. Gray
Witness Signature

Paul D. Gray
Witness Print Name,

#1 -1081 West 8th Ave. Vancouver, BC
Witness Address

Geologist
Witness Occupation

January 6, 2010
Date

/s/ Michael Collins MICHAEL COLLINS PRESIDENT AND CEO, ARGUS METALS CORP.

THIS IS SCHEDULE "A" TO THE OPTION AGREEMENT DATED FOR REFERENCE NOVEMBER 15, 2009 BETWEEN ARGUS METALS CORP. AND BUCKINGHAM EXPLORATION INC.

DESCRIPTION OF PROPERTY

Tenure Number	Claim Name	Tenure Type	Tenure Sub Type	Map Number	Issue Date	Good To Date	Status	Area (ha)
397311	LADY	Mineral	Claim	092B	2002/oct/24	2009/dec/31	GOOD	500.0
414141	LADY 2	Mineral	Claim	092B	2004/sep/18	2009/dec/31	GOOD	25.0
414142	LADY 3	Mineral	Claim	092B	2004/sep/18	2009/dec/31	GOOD	25.0

THIS IS SCHEDULE "B" TO THE OPTION AGREEMENT DATED FOR REFERENCE NOVEMBER 15, 2009 BETWEEN ARGUS METALS CORP. AND BUCKINGHAM EXPLORATION INC.

NET SMELTER RETURNS ROYALTY

1. All capitalized terms used herein shall have the meanings assigned to them in the Option Agreement.

2. For the  purposes of the Option  Agreement  to which this  Schedule  “B” is appended,  the term “Net Smelter Returns” shall, subject to paragraphs 3, 4 and 5 below,  mean gross revenues received from the sale by the Optionee of all ore mined  from the  Property  and from  the sale by the  Optionee  of concentrate,  metal and products  derived from ore mined from the Property, after deduction of the following:

(a)
all smelting  and refining  costs,  sampling,  assaying and  treatment charges  and  penalties  including  but not  limited to metal  losses, penalties  for  impurities  and  charges  for  refining,  selling  and handling by the smelter,  refinery or other purchaser (including price participation charges by smelters and/or refiners);

(b)
costs of handling,  transporting,  securing and insuring such material from the Property or from a concentrator,  whether  situated on or off the Property, to a smelter,  refinery or other place of treatment, and in the case of gold or silver concentrates, security costs;

(c)
government  royalties,  ad valorem taxes and taxes based upon sales or production,  but not income taxes;  and (d) sales  commissions (not to exceed  five  percent  (5%))  incurred  in selling ore mined from the Property and from  concentrate,  metal and  products  derived from ore mined from the Property.

3. Where  revenue  otherwise  to  be included  under this Schedule “B” is received by the Optionee in a transaction with a party with whom it is not dealing at arm’s length, the revenue to be included shall be based on  the  fair  market value under the circumstances and at the time of the transaction.

Where a cost otherwise  deductible under this Schedule “B” is incurred by the  Optionee  in a  transaction  with a party  with whom it is not dealing at arm’s  length,  the cost to be  deducted  shall be the fair market  cost  under  the   circumstances   and  at  the  time  of  the transaction.

4. The Optionee and the person  receiving a percentage of Net Smelter  Returns hereby  expressly  agree  that in no  event  shall  the  Optionee  have any liability to the person  receiving a percentage  of Net Smelter  Returns as the result of the amount of  revenues  received  by the  Optionee  from any forward  sales or other hedging  activities  engaged in and by the Optionee with respect to ore concentrate,  metal and products from the Property.  In addition, the Optionee and the person receiving a percentage of Net Smelter Returns  agree  that the  Optionee  shall  have no  obligation,  express or implied, to engage in (or not engage in) any forward sales or other hedging activities  with  respect to ore  concentrate,  metal or products  from the Property.  For greater certainty the person receiving a percentage of Net Smelter Returns will be paid for the amount of product actually produced from the Property calculated according to paragraph 2 of this Schedule “B” regardless of the hedging practices of the Optionee.

5. If the Property is brought into Commercial  Production,  it may be operated as a single  operation with other mining  properties owned by third parties or in which the Optionee has an interest, in which event, the parties agree that  (notwithstanding  separate  ownership  thereof)  ores  mined from the mining  properties  (including  the Property) may be blended at the time of mining or at any time thereafter,  provided,  however,  that the respective mining properties shall bear and have allocated to them their proportionate part of costs described in paragraphs 2(a) to 2(d) above incurred  relating to the  single  operation,  and shall  have  allocated  to each of them the proportionate   part  of  the  revenues  earned  relating  to  such  single operation.  In making  any such  allocation,  effect  shall be given to the tonnages  of  ore  and  other  material  mined  and  beneficiated  and  the characteristics of such material including the metal content of ore removed from, and to any special charges relating particularly to ore, concentrates or other products or the treatment thereof derived from, any of such mining properties.

The Optionee shall ensure that reasonable practices and procedures are adopted and employed for weighing, determining moisture content, sampling and assaying and determining recovery factors.

6. Payments of a percentage of Net Smelter Returns shall be made within thirty (30)  days  after the end of each  calendar  quarter  in which Net  Smelter Returns,  as  determined  on the  basis of  final  adjusted  invoices,  are received by the Optionee.

7. After the year in which Commercial Production is commenced on the Property, each person receiving a percentage of Net Smelter Returns from the Optionee shall be provided quarterly,  within ninety days (90) after the end of each calendar  quarter,  with a copy of the calculation of Net Smelter  Returns, determined  in  accordance  with  this  Schedule  “B”,  for  the  preceding calendar,  certified  correct  by the  Optionee.  The person receiving a percentage of Net Smelter Returns shall have the right, upon serving thirty (30) days’ notice to the Optionee, to conduct an independent audit.  Such audit  will be  conducted  at the  sole  cost  of the  person  receiving  a percentage of Net Smelter Returns,  unless the amount due from the Optionee as  determined  by the  independent  audit  exceeds the amount due from the Optionee as determined  by the Optionee by greater than ten percent  (10%), in which case the Optionee shall be responsible  for the cost of the audit.  The Optionee will provide such materials and information as reasonably necessary to allow the audit to be performed.

8. Nothing contained in the Option Agreement or any schedule attached thereto shall be construed as conferring upon any person receiving a percentage of Net Smelter Returns any right to or beneficial interest in the Property.  The right to receive a percentage of Net Smelter Returns from the Optionee as and when due is and shall be deemed to be a contractual right only.  Furthermore,  the right to receive a percentage of Net Smelter Returns by a party from the  Optionee as and when due shall not be deemed to  constitute the Optionee the partner, agent or legal representative of such party or to create any fiduciary relationship between them for any purpose whatsoever.

9. The Optionee shall be entitled to (i) make all  operational  decisions with respect  to the  methods  and  extent  of  mining  and  processing  of ore, concentrate,  metal and products  produced  from the Property (for example, without  limitation,  the decision to process by heap leaching  rather than conventional  milling),  (ii) make all decisions  relating to sales of such ore, concentrate, metal and products produced and, (iii) make all decisions concerning temporary or long-term cessation of operations.

THIS IS SCHEDULE "C" TO THE OPTION AGREEMENT DATED FOR REFERENCE NOVEMBER 15, 2009 BETWEEN ARGUS METALS CORP. AND BUCKINGHAM EXPLORATION INC.

DISCLOSURE OF ALL LIENS, CHARGES AND ENCUMBRANCES (INCLUDING OPTIONS, RIGHTS OF FIRST REFUSAL OR CLAIMS AGAINST THE PROPERTIES)

None.